Exhibit 99.1
                                                                  ------------

FOR IMMEDIATE RELEASE

Arkona Contact:                             CCG Investor Relations Contact:
Dave Jenkins                                Mark Collinson
ARKONA, Inc.                                CCG Investor Relations
801-501-7109                                310-477-9800
dave.jenkins@ARKONA.com                     mark.collinson@ccgir.com

Arkona Posts First Quarter Fiscal 2007 Results

       Market Share Continues to Increase While Balance Sheet Strengthens

             Conference Call Scheduled for Today, 4:30 Eastern Time

Salt Lake City, Utah. August 16, 2006. Arkona, Inc. (OTCBB: ARKN), a leader in supplying fully integrated on-demand business management solutions to automotive and powersports dealerships, today announced financial results for its fiscal first quarter ending June 30, 2006. Financial information for the first quarter of fiscal year ending June 30, 2005 contained in this press release has been restated as described on Form 8-K, filed August 11, 2006.

Highlights for the quarter included:

     o Sales increased 18% over the year earlier period as the Company's dealer management software suite continued to gain market acceptance and capture market share from other providers;

     o Gross margins expanded from 46% in the quarter ending June 30, 2005 to 49% in the quarter ending June 30, 2006;

     o Operating cash flows increased to $0.68 million in the quarter ending June 30, 2005 from $0.07 million in the quarter ending June 30, 2005. Cash and cash equivalents totaled $0.99 million at June 30, 2006 compared to $0.09 million at June 30, 2005.

     o The Arkona ASP solution was installed at more than 590 U.S. automobile dealers at the end of June 2006, up from 437 at the end of June last year.

     o High-margin, reoccurring support revenues rose 43% when compared to the year earlier period, reflecting significant growth in the installed based in both new and independent dealers of all sizes.

For the quarter ending June 30, 2006, total revenues increased to $2.97 million compared to $2.52 million in the quarter ending June 30, 2005. The increase reflects Arkona's continuing penetration of the dealer management system market. Gross profit increased 26%, from $1.15 million in the quarter ended June 30, 2005 to $1.46 million in the first quarter ended June 30, 2006.

Total operating expenses increased 43% in the first quarter ending June 30, 2006, to $1.39 million compared to $0.97 million in the corresponding 2005 period. The increases in costs are attributed to the opening of sales offices in New York and Florida; increases in the number of engineering development staff for the further development of new products and existing product enhancements; administrative costs associated with becoming a publicly-held company; and the costs of stock option compensation in compliance with SFAS 123(R).

After accounting for income tax benefits of $0.04 million and $0.25 million in the quarters ended June 30, 2006 and 2005, respectively, net income was $0.11 million in the quarter ending June 30, 2006, a decrease from $0.44 million posted in the same quarter in the prior year. Fully diluted earnings per share were $0.003 for the quarter ended June 30, 2006.

Arkona's President and Chief Executive Officer, Alan Rudd, pointed to the strong sales pipeline and the expanding gross margins as evidence that the Company's business model continues to gain momentum. "We continue to capture market share from the larger providers," he observed. "We have noticed that several of our competitors, including the larger ones, have responded to our market penetration by cutting their prices and changing the way they respond to requests for proposals. As a result, and possibly because of general economic uncertainty, we have seen the time to closure of deals in our pipeline of proposals lengthen. However, the current situation has not caused us to adjust our views of Arkona's business volumes for the full year. We continue to believe the competitiveness of our pricing and the value of our product offerings represents a compelling choice for automotive dealerships across the country."

In response to discussions with and guidance from the Securities and Exchange Commission, Arkona restated revenues for earlier periods related to the accounting of VPN connection fees. They had been recognized over the installation and training period for each new customer, but have been restated to be recorded and amortized over the expected life of the customer service agreement. For details and comparisons with reported financials prior to restatement see the Company's Form 8-K, filed August 11, 2006 with the Securities and Exchange Commission.

Conference call and webcast scheduled for today, 4:30 Eastern Time

Alan Rudd, Chairman and Chief Executive Officer, and Lee Boardman, Chief Financial Officer, are scheduled to discuss results for the 2007 first quarter, ended June 30, in a conference call and webcast on Wednesday, August 16, at 2:30 p.m. Mountain Time (1:30 p.m. Pacific; 4:30 p.m. Eastern).

To participate in Arkona's conference call live by telephone, please dial (888) 208-1812 (toll-free/domestic) or (719) 457-2654 (toll/international) approximately ten to fifteen minutes prior to the start time for registration, and reference the conference code 5471463. A webcast of the event can also be monitored by clicking on the webcast link on the Company's Web site, on the Investors Information page, at: http://www.ARKONA.com/company/investors.php.

About Arkona, Inc. Founded in 1996, Arkona is a leading supplier of fully integrated business management solutions for automotive and powersports dealerships. The Company's industry-leading application service provider or ASP model provides state-of-the-art technology and high-level technical support and training at low cost. The Company serves dealerships representing every major car manufacturer throughout all regions of the United States. Arkona's Dealer Management System (DMS) also leads the market in technologically superior e-business solutions for automotive dealers that fully integrate back-office systems with a retail Web presence. Arkona's DMS supports all major back-office functions including accounting, payroll and sales management. The Arkona DMS is based on flexible, industry standard technology. For more information visit the company's Web site at www.ARKONA.com.

This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known or unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Company expectations or results or any change in events.

                            (financial tables follow)

                                  Arkona, Inc.
                       Condensed Statements of Operations
           For the three months ended June 30, 2006 and June 30, 2005

                                                Three Months Ended
                                            ---------------------------
                                             30-Jun-06       30-Jun-05
                                            (Un-audited)    (Un-audited
                                                               and
                                                             Restated)
                                            ------------   ------------

Revenues                                    $  2,965,506   $  2,520,545

Cost of Sales                                  1,510,005      1,365,606
                                            ------------   ------------
Gross Profit                                   1,455,501      1,154,939
                                            ------------   ------------
Operating Expenses:
     Sales, marketing & general
         administrative                        1,168,773        740,189
     Research and development                    217,283        229,326
                                            ------------   ------------
Total Operating Expenses                       1,386,056        969,515
                                            ------------   ------------

Operating Income                                  69,445        185,424

Other Income (Expense)                             1,053         (1,701)
                                            ------------   ------------

Net Income Before Taxes                           70,498        183,723

Income Tax Benefit                                36,400        252,980
                                            ------------   ------------

Net Income                                  $    106,898   $    436,703
                                            ============   ============


Basic Earnings per Common Share:
     Operating Income                       $      0.002   $      0.006
     Net Income                             $      0.003   $      0.014
     Average Number of Shares Outstanding     32,491,692     32,170,384

Diluted Earnings per Common Share:
     Operating Income                       $      0.002   $      0.005
     Net Income                             $      0.003   $      0.011
     Average Number of Shares Outstanding     39,480,003     38,974,917

                                     (more)

                                  Arkona, Inc.
                            Condensed Balance Sheets
                     As of June 30, 2006 and March 31, 2006

                                                  30-Jun-06        31-Mar-06
                                                 (Un-audited)      (Audited
                                                                 and Restated)
                                                 ------------    ------------
 ASSETS

      Current Assets:
         Cash and cash equivalents               $    988,327    $    570,766
         Accounts receivable, net of allowance        674,207         904,001
         Prepaid expenses                              93,527          73,693
         Notes receivable - current portion            93,076          77,324
         Other                                          3,218           1,899
                                                 ------------    ------------
      Total Current Assets                          1,852,355       1,627,683
                                                 ------------    ------------
      Property & Equipment, net of
         accumulated depreciation                     654,671         623,505
                                                 ------------    ------------
      Other Assets:
         Deferred tax assets                        1,596,400       1,560,000
         Capitalized software costs, net of
              accumulated amortization              1,311,159       1,215,041
         Other intangible assets, net of
            accumulated amortization                  233,042         233,042
         Security deposits                             75,690          75,690
         Long-term notes receivable                    44,508          40,192
                                                 ------------    ------------
      Total Other Assets                            3,260,799       3,123,965
                                                 ------------    ------------
 TOTAL ASSETS                                    $  5,767,825    $  5,375,153
                                                 ============    ============

 LIABILITIES & STOCKHOLDERS' EQUITY

      Current Liabilities:
         Accounts payable                        $    203,699    $    159,901
         Accrued liabilities                          377,428         411,230
         Deferred revenue - current portion           628,114         434,019
         Note payable - related party                  50,000          50,000
         Notes payable - current portion               76,363          62,563
                                                 ------------    ------------
      Total Current Liabilities                     1,335,604       1,117,713
                                                 ------------    ------------

      Long-term Notes Payable                         161,951         166,123
      Long-term Deferred Revenue                      290,063         287,743
                                                 ------------    ------------
      Total Liabilities                             1,787,618       1,571,579
                                                 ------------    ------------
      Stockholders' Equity:
         Preferred stock ($.001 par value)                575             575
         Common stock ($.001 par value)                32,494          32,490
         Additional paid in capital                23,543,650      23,479,767
         Unearned compensation                           --            (5,848)
         Accumulated deficit                      (19,596,512)    (19,703,410)
                                                 ------------    ------------
      Total Stockholders' Equity                    3,980,207       3,803,574
                                                 ------------    ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $  5,767,825    $  5,375,153
                                                 ============    ============
                                     (more)

                                  Arkona, Inc.
                       Condensed Statements of Cash Flows
        For the Three-Month Periods Ended June 30, 2006 and June 30, 2005

                                                       Three Months Ended
                                                   --------------------------
                                                    30-Jun-06      30-Jun-05
                                                   (Un-audited)   (Un-audited
                                                                       and
                                                                   Restated)
                                                   -----------    -----------
Cash Flows Provided By Operating Activities:
     Net income                                    $   106,898    $   436,703
     Adjustments to reconcile net income
         to net cash provided by
         operating activities:
         Depreciation and amortization                 150,233        113,906
         Bad debt expense                               29,749
         Loss on asset disposition                         123
         Stock-based compensation                       67,335          2,190
         Deferred income tax                           (36,400)      (252,980)
         Changes in assets & liabilities:
              Accounts receivable                      200,045       (193,722)
              Prepaid expense                          (19,834)       (74,974)
              Security deposits                         (3,287)
              Notes receivable                         (20,068)
              Other assets                              (1,319)         3,499
              Accounts payable                          43,798        (25,244)
              Accrued liabilities                      (33,802)         8,617
              Deferred revenue                         196,415         54,006
                                                   -----------    -----------
Net Cash Provided By Operating Activities              683,173         68,714
                                                   -----------    -----------
Cash Flows Used In Investing Activities:
     Additions to equipment                            (97,052)       (35,504)
     Software development costs                       (180,588)       (85,017)
                                                   -----------    -----------
Net Cash Used In Investing Activities                 (277,640)      (120,521)
                                                   -----------    -----------
Cash Flows Provided By Financing Activities:
     Proceeds from issuance of common stock              2,400          3,300
     Proceeds from notes payable                         9,628
                                                   -----------    -----------
Net Cash Provided By Financing Activities               12,028          3,300
                                                   -----------    -----------

Net Increase (Decrease) in Cash
     and Cash Equivalents                              417,561        (48,507)

Beginning Cash Balance                                 570,766        141,179
                                                   -----------    -----------
Ending Cash Balance                                $   988,327    $    92,672
                                                   ===========    ===========

                                      # # #